SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Digital Impact, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 29, 2004

To our stockholders:

      Our 2004 annual meeting of stockholders will be held at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, California on July 29, 2004. The meeting will begin at 1:00 p.m. local time for the following purposes:

1. The election of one Class II director to serve for the ensuing three years and until his successor is duly elected and qualified;

2. The ratification of the reappointment of PricewaterhouseCoopers LLP as our independent accountants for our fiscal year ending March 31, 2005; and

3. To transact such other business as may properly come before our annual meeting and any adjournment(s) or postponement(s) thereof.

      The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on June 4, 2004 are entitled to notice of and to vote at our annual meeting.

      All stockholders are cordially invited to attend our annual meeting in person. However, to ensure your representation at our annual meeting, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending our annual meeting may vote in person, even though he or she has previously returned a proxy.

By order of the Board of Directors,

Kenneth Hirschman
Vice President, General Counsel and Secretary

June 22, 2004

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE REQUEST THAT YOU COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1
ELECTION OF DIRECTOR
PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
BENEFICIAL OWNERSHIP OF SHARES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
STOCKHOLDER PROPOSALS

DIGITAL IMPACT, INC.

177 Bovet Road, Suite 200
San Mateo, California 94402
(650) 356-3400

PROXY STATEMENT FOR THE 2004
ANNUAL MEETING OF STOCKHOLDERS

       This Proxy Statement is being furnished by our board of directors to holders of our common stock in connection with the solicitation of proxies for use at our annual meeting to be held on Thursday, July 29, 2004 at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, California, commencing at 1:00 p.m. local time and at any adjournment or postponement thereof. The purposes of our annual meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the accompanying form of proxy and the Company’s Annual Report on Form 10-K are first being mailed to our stockholders on or about June 22, 2004.

The Proxy

      The persons named as proxy holders were selected by our board of directors and are officers of the company. The proxy holders will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted:

FOR the election of the director nominated by the board of directors; and

FOR the ratification of the reappointment of PricewaterhouseCoopers LLP as our independent accountants for our fiscal year ending March 31, 2005.

      We will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone or other means of communication. Our directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with any such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by these parties and for reimbursement of their reasonable expenses incurred in connection with forwarding these materials. We will promptly deliver upon written or oral request a separate copy of this Proxy Statement to any stockholder of a shared address to which a single copy of this document was delivered.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Secretary, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the annual meeting or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be delivered to our Secretary at the address set forth above at or before the taking of the vote at the annual meeting.

Voting Securities and Voting Rights

      Our board of directors has fixed the close of business on June 4, 2004 as the record date for the determination of the stockholders entitled to notice of and to vote at our annual meeting. As of the record date, 33,989,490 shares of common stock were outstanding and entitled to vote, constituting all of our voting stock. As of the record date, we had approximately 4.600 stockholders of record. Each holder of record of our common stock on the record date is entitled to one vote per share at our annual meeting, which may be cast either in person or by properly executed proxy.

      A plurality of the shares present in person or represented by proxy, entitled to vote and actually voted will elect the director nominated for election this year. For the approval of all other matters submitted to a vote of stockholders, a quorum must be present and the matter must receive the affirmative vote of a majority of the votes cast (which shares voting affirmatively must also constitute a majority of the required quorum).

      A complete list of stockholders entitled to vote at our annual meeting will be available for inspection by any stockholder for any purpose germane to our annual meeting for ten days prior to our annual meeting during ordinary business hours at our headquarters located at 177 Bovet Road, Suite 200, San Mateo, CA 94402. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at our annual meeting is necessary to constitute a quorum at our annual meeting.

      Shares of our common stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at our annual meeting. Shares which abstain from voting, and shares held by a broker nominee in “street name” which indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will be treated as shares that are present and entitled to vote at our annual meeting for purposes of determining whether a quorum exists, but will not be considered as votes cast. Although not considered as votes cast, broker non-votes may prevent a proposal from receiving the affirmative vote of a majority of the required quorum and, in that case, would have the same effect as votes against the proposal.

      All shares of our common stock which are entitled to vote and are represented at our annual meeting by properly executed proxies received prior to or at the meeting and not revoked will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated (other than in the case of broker non-votes), the proxies will be voted as recommended by our board of directors.

      If any other matters are properly presented at our annual meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the meeting to another time or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

Directors and Nominee for Director

      Our bylaws state that the authorized number of directors shall be established by resolution of our board of directors or by an amendment to the bylaws duly adopted by our board of directors or stockholders. On May 7, 2004, after many years of service on our board of directors, Ruthann Quindlen informed us that she would not stand for re-election at our 2004 annual meeting. On May 7, 2004, the effective date of Ms. Quindlen’s resignation, we reduced the size of our board of directors from six to five members.

      Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of the board of directors will be elected each year. Edward J. Spiegel is a Class II director whose term will expire at our 2004 annual meeting. Michael Brown and William Park are Class III directors whose term will expire at our 2005 annual meeting. Gerardo Capiel and Peter F. Pervere are Class I directors whose term will expire at our 2006 annual meeting.

      Our board of directors has nominated Edward J. Spiegel to serve for an additional three years and until his successor is duly elected and qualified. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of Mr. Spiegel, unless otherwise directed. If, contrary to our expectations, Mr. Spiegel should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the board of directors.

      There are no family relationships among any of our directors, officers or key employees.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RE-ELECTION OF MR. SPIEGEL TO OUR BOARD OF DIRECTORS.

Nominee

Name	Class	Age	Principal Occupation and Business Experience

Edward J. Spiegel	II	73	Edward J. Spiegel has served as a member of our board of directors since October 2001. Since 1997, Mr. Spiegel has been a Professor of Direct Marketing at Northwestern University. In addition, Mr. Spiegel provides services to marketing consulting firms Spiegel Marketing Associates (as its President since its inception) and The Callahan Group (as a general partner since 1997). Mr. Spiegel also serves on the board of directors of several privately held companies. Mr. Spiegel holds a B.A. from Dartmouth College and an M.B.A. from the Amos Tuck School of Business Administration of Dartmouth College.
Continuing Directors
William Park	III	36	William Park has served as our Chief Executive Officer since July 1999 and serves as President and Chairman of our board of directors, positions he has held since he co-founded Digital Impact in October 1997. From July 1996 through November 1996, Mr. Park was Director of Profile Marketing for NetAngels, an internet company focused on web personalization technologies. From 1989 to 1994, Mr. Park held a variety of marketing positions at ZAI*NET Software, Inc., an enterprise software company, where he became Vice President of Marketing in 1993. Mr. Park holds a B.A. from the University of Pennsylvania and an M.B.A. from Stanford University.
Michael Brown	III	45	Michael Brown has served as a member of our board of directors since September 1999. From May 1998 until July 2003, Mr. Brown served as Chairman of the Board of Quantum Corporation, a data storage company. From September 1995 until September 2002, Mr. Brown served as Chief Executive Officer of Quantum. Mr. Brown continues to be a member of Quantum’s board of directors. Mr. Brown also is a member of the board of directors of Nektar Therapeutics, a provider of drug delivery technology, and Veritas Software Corporation, a provider of storage software solutions. Mr. Brown holds a B.A. in economics from Harvard University and an M.B.A. from Stanford University.
Gerardo Capiel	I	35	Gerardo Capiel has served as our Chief Technology Officer and as a member of our board of directors since he co-founded Digital Impact in October 1997. From August 1996 to August 1997, Mr. Capiel was Director of Internet/ Internet Solutions for Altro Solutions, an information technology and business process consulting firm. Mr. Capiel holds a B.S. in engineering systems and computation from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

Name	Class	Age	Principal Occupation and Business Experience

Peter F. Pervere	I	57	Peter F. Pervere has served as member of our board of directors since March 2004. In May 2002, Mr. Pervere retired as the Chief Financial Officer of Commerce One, Inc. a position he held since 1997. Prior to joining Commerce One, Mr. Pervere was Vice President and Corporate Controller of Sybase, Inc., an enterprise software company. He was directly involved in the initial public offerings and subsequent financings at Commerce One and Sybase. For both companies, he managed all aspects of accounting, financial reporting, internal audit, tax, financial planning, treasury, investor relations, real estate and facilities management. Prior to joining Sybase, Mr. Pervere was an Audit Manager at Ernst & Young. Mr. Pervere is also a member of the board of directors of Intraware Inc., a provider of electronic software delivery and management software. Mr. Pervere holds a B.A. from Stanford University, has been previously certified as a Public Accountant in California, and is a member of the Financial Executives Institute.

      Ages provided are as of May 31, 2004.

Information about the Board of Directors and Committees of the Board

      Our board of directors held fourteen meetings and acted two times by unanimous written consent during our fiscal year ended March 31, 2004. Our board of directors has an audit committee, a compensation committee and a nominating committee. The current charter for each of these committees is available on the investor relations page of our website, www.digitalimpact.com. Our board of directors has determined that Mssrs. Brown, Pervere and Spiegel are “independent” as defined under the rules of the Nasdaq Stock Market. Our board of directors determined that all of the members of the audit, compensation and nominating committees are “independent” as defined under the rules of the Nasdaq Stock Market including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Audit Committee

      Our audit committee currently consists of Mr. Pervere, Mr. Brown and Mr. Spiegel, each of whom is financially literate. Ruthann Quindlen, a director who resigned on May 7, 2004, served on the audit committee during our entire fiscal year ended March 31, 2004. Mr. Pervere is the chairman of the audit committee. Our board of directors has determined that Mr. Pervere is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The audit committee assists management in the establishment and supervision of our financial controls, evaluates the scope of our annual audit, reviews audit results, consults with management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The audit committee is also directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors, who report directly to the audit committee. The audit committee meets alone with our independent auditors, who have free access to the audit committee at any time. During our fiscal year ended March 31, 2004, our audit committee met four times. The Audit Committee Charter is attached to this proxy statement as Appendix A.

Compensation Committee

      Our compensation committee currently consists of Mr. Pervere and Mr. Brown. Mr. Pervere replaced Ms. Quindlen on the compensation committee effective May 7, 2004. Ms. Quindlen served on the compensation committee during our entire fiscal year ended March 31, 2004. Our compensation committee establishes salaries, incentives and other forms of compensation for officers and other employees. During our fiscal year ended March 31, 2004, our compensation committee met five times and acted four times by unanimous written consent.

Nominating Committee

      Our nominating committee currently consists of Mr. Spiegel and Mr. Brown. Mr. Spiegel replaced Ms. Quindlen on the nominating committee effective May 7, 2004. Ms. Quindlen served on the nominating committee during our entire fiscal year ended March 31, 2004. The nominating committee is responsible for seeking, screening and recommending for nomination candidates for election to the board of directors. Criteria used by the nominating committee to evaluate candidates include experience, judgment, industry knowledge, skills, diversity and service on other boards. The nominating committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders. The nominating committee’s goal is to assemble a board of directors that encompasses a variety of perspectives and skills derived from high-quality business and professional experience. The nominating committee may, in its discretion, engage third party search firms to identify and assist in recruiting potential nominees. The nominating committee met four times during our fiscal year ended March 31, 2004.

      If you would like the nominating committee to consider a prospective candidate, please submit a candidate’s name and qualifications to: Board of Directors, c/o Corporate Secretary, Digital Impact, Inc., 177 Bovet Road, Suite 200, San Mateo, CA 94402. The nominating committee uses the same standards to evaluate all director candidates, whether or not the candidates were proposed by stockholders.

Board Attendance

      Mr. Capiel was unable to attend four of our fourteen board meetings during our fiscal year ended March 31, 2004. No other director attended fewer than 75% of the aggregate number of meetings of the board of directors and meetings of the committees of the board on which such director served during our fiscal year ended March 31, 2004. Although we do not have a formal policy regarding attendance, our board of directors is encouraged to attend the annual meeting of stockholders. All of our directors attended our 2003 annual meeting.

Compensation of Directors

      At our 2003 annual meeting, our stockholders approved amendments to our 1999 Director Equity Plan. After being amended at our 2003 annual meeting, our 1999 Director Equity Plan provided for an automatic grant of 40,000 stock options to a director upon his or her initial appointment to the board of directors and subsequent annual grants of 10,000 stock options. In addition, members of our audit committee and compensation committee receive an automatic annual grant of 7,500 options and 2,500 options, respectively. Under the Plan, each option grant vests 25% on each of the first four anniversaries of its date of grant. The exercise price of all options that have been granted under our 1999 Director Equity Plan is 100% of the fair market value per share of our common stock on the date of grant.

      Our 1999 Director Equity Plan contemplates transitioning from an option plan to a restricted stock plan upon the occurrence of certain events. Beginning at our 2004 annual meeting, options will no longer be granted under the Plan. Instead, the Plan will provide for an automatic grant of restricted stock worth $20,000 to a director upon his or her initial appointment to the board of directors and subsequent annual grants of restricted stock worth $10,000. In addition, members of the audit committee and compensation committee will receive an automatic annual grant of restricted stock worth $7,500 and $2,500, respectively. Under the Plan, restricted stock vests 25% on each of the first four anniversaries of its date of grant.

      We pay the chairman of our audit committee an annual fee of $5,000, payable on the date of our annual meeting.

Communications with the Board or Independent Directors

      Any stockholder who desires to contact the Company’s Chairman of the Board or any other members of the board of directors will be permitted to do so by writing to the following address: Board of Directors, c/o Corporate Secretary, Digital Impact, Inc., 177 Bovet Road, Suite 200, San Mateo, California 94402. Stockholders who would like their submission directed to a specific director should so specify. Communica-

tions received in writing will be collected, organized and processed by our Corporate Secretary, who will ensure that the communications are distributed to the Chairman of the Board or the other members of the board of directors as appropriate depending on the facts and circumstances outlined in the communication received. Where the nature of a communication warrants, the Corporate Secretary may decide to obtain the more immediate attention of the appropriate committee of the board of directors or an independent director, or the Company’s management or independent advisors, as the Corporate Secretary considers appropriate.

Code of Ethics

      We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees including our chief executive officer, chief financial officer, controller and persons performing similar functions. The Code of Business Conduct and Ethics is posted on the investor relations page of our website, www.digitalimpact.com. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the Code of Business Conduct and Ethics with respect to the covered persons by posting such information on our website.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Our audit committee of the board of directors has selected PricewaterhouseCoopers LLP to audit our financial statements for our fiscal year ending March 31, 2005. This nomination is being presented to the stockholders for ratification at our annual meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDING MARCH 31, 2005.

Audit Fees

      Audit fees billed to us by PricewaterhouseCoopers LLP for the fiscal years ended March 31, 2004 and 2003 for the audit of our annual financial statements, the review of those financial statements included in our quarterly reports on Form 10-Q and the services that are normally provided in connection with statutory and regulatory filings or engagements totaled approximately $252,000 and $227,000, respectively.

Audit Related Fees

      There were no audit-related fees for the fiscal years ended March 31, 2004 and 2003.

Tax Fees

      Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax fees for the fiscal years ended March 31, 2004 and 2003 were $34,000 and $41,000, respectively.

All Other Fees

      All other fees consist of site subscription fees for Comperio, an online accounting reference database. All other fees for the fiscal years ended March 31, 2004 and 2003 were $1,400 and $0, respectively.

Audit Committee Pre-Approval Policies

      The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

      From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar limit.

      The audit committee may also delegate to its chairman the authority to approve any audit or non-audit services to be provided by the Company by its independent auditors. Any approval of services by the chairman pursuant to this delegated authority is reported on at the next meeting of the audit committee.

      Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection of PricewaterhouseCoopers LLP, our audit committee and our board of directors will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection of PricewaterhouseCoopers LLP is ratified, our audit committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interest and in the best interest of stockholders.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      This section of the Proxy Statement will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

      The audit committee currently consists of Peter F. Pervere, Michael Brown and Edward J. Spiegel. Until her resignation from the board of directors on May 7, 2004, our audit committee also included Ruthann Quindlen. Our board of directors determined that all of the members of the audit committee are “independent” as defined under the rules of the Nasdaq Stock Market, including the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

      The audit committee assists management in the establishment and supervision of our financial controls, evaluates the scope of our annual audit, reviews audit results, consults with management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The audit committee reviewed and discussed with management the audited financial statements for our fiscal year ended March 31, 2004. The audit committee operates under a written charter adopted by our board of directors, which is attached to this Proxy Statement as Appendix A.

      In addition, the audit committee oversees a comprehensive system of internal controls to ensure the integrity of the financial reports and compliance with laws, regulations, and corporate policies, and recommends resolutions for any dispute that may arise between management and the auditors. Consistent with this oversight responsibility, the audit committee has reviewed and discussed with management the audited financial statements for our fiscal year ended March 31, 2004. PricewaterhouseCoopers LLP, the company’s independent auditors for our fiscal year ended March 31, 2004, issued their unqualified report dated June 1, 2004 on the company’s financial statements.

      The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has conducted a discussion with PricewaterhouseCoopers LLP relative to its independence. The audit committee has considered whether PricewaterhouseCoopers LLP’s provision of non-audit services is compatible with its independence and determined that such services were compatible with the independence of PricewaterhouseCoopers LLP.

      Based on these reviews and discussions, the audit committee recommended to our board of directors that our audited financial statements for our fiscal year ended March 31, 2004 be included in our Annual Report on Form 10-K.

Peter F. Pervere (Chairman)
Michael Brown
Ruthann Quindlen
Edward J. Spiegel

BENEFICIAL OWNERSHIP OF SHARES

      The following table shows information regarding the beneficial ownership of our common stock as of May 31, 2004 by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our executive officers named in the Executive Compensation Table of this Proxy Statement;

•	each of our directors; and

•	all current directors and executive officers as a group.

      Unless otherwise indicated, and except for any rights these persons’ spouses or children sharing a household may have, the persons listed below have sole voting and investment power for shares of our common stock shown as beneficially owned by them. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power for the shares. Percentage of beneficial ownership is based on 33,694,061 shares of common stock outstanding as of May 31, 2004.

		Options
	Stock Beneficially	Exercisable
	Owned	within 60 Days of	Total Beneficial	Percentage
Name and Address	(Excluding Options)	May 31, 2004	Ownership	Ownership

Entities affiliated with Draper
Fisher Jurvetson	4,937,847	0	4,937,847	14.7%
400 Seaport Court, Suite 250 Redwood City, CA 94063
Federated Investors, Inc.	3,388,300	0	3,388,300	10.1%
Federated Investors Tower Pittsburgh, PA 15222-3779
William Park	3,235,428	0	3,235,428	9.6%
Gerardo Capiel	1,560,584	0	1,560,584	4.6%
David Oppenheimer	424,010	46,515	470,525	1.4%
John Ouren	9,438	88,615	98,053	*
Kevin Johnson	0	196,145	196,145	*
Michael Brown	0	100,000	100,000	*
Edward J. Spiegel	15,000	23,125	38,125	*
Peter F. Pervere	0	0	0	*
All current directors and executive officers as a group	5,235,022	490,951	5,725,973	16.7%

*	Less than 1% of the outstanding shares of our common stock.

      The shares listed above for entities affiliated with Draper Fisher Jurvetson consist of 4,301,986 shares held by Draper Fisher Associates Fund IV, L.P., 323,804 shares held by Draper Fisher Partners IV, L.L.C., 203,132 shares owned by Timothy C. Draper, 100,000 shares owned by Steve Jurvetson and 8,925 shares owned by John H.N. Fisher. Messrs. Draper, Fisher, and Jurvetson are all general partners of Draper Fisher Jurvetson.

Section 16(a) Beneficial Ownership Reporting Compliance

      Our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report to the Securities and Exchange Commission their initial ownership of our equity securities and any subsequent changes in that ownership. We believe that during our fiscal year ended March 31, 2004, our officers, directors and holders of more than ten percent of our common stock filed all Section 16(a) reports on a timely basis, except for one report concerning one transaction for John Ouren, which was filed late due to a clerical error.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Composition of the Compensation Committee

      From its creation on September 16, 1999 through May 7, 2004, our compensation committee consisted of Michael Brown and Ruthann Quindlen. Since May 7, 2004, our compensation committee has consisted of Michael Brown and Peter Pervere.

Compensation Philosophy

      Digital Impact offers compensation packages designed to attract and retain outstanding employees, to encourage and reward the achievement of corporate goals and to align employee financial interests with long-term shareholder value. Our compensation policy is to offer a package including a competitive salary, a competitive bonus incentive based on individual and corporate achievement goals, and competitive benefits. We also encourage broad-based employee ownership of our common stock through employee stock purchase and stock option programs. Our compensation policy for executive officers is designed to promote continued performance and attainment of corporate and personal goals. Executive officers receive total compensation packages in line with their responsibilities and expertise.

Components of Executive Compensation at Digital Impact

      Compensation for our executive officers generally consists of two components: cash compensation and equity compensation. The compensation committee assesses the past performance and anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

Cash Compensation

      The salaries of our executive officers, including that of our chief executive officer, are determined annually with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies in the online direct marketing and advertising industry. In addition to analyzing competitive data, the compensation committee makes discretionary and subjective determinations of appropriate compensation amounts to reflect our philosophy of paying for performance.

      The compensation committee places considerable weight on the recommendations of the chief executive officer in the case of the other executive officers. However, all awards of compensation are ultimately based upon the compensation committee’s judgment regarding the need to motivate and retain the particular executive, taking into account the individual’s contributions to our long-term profitability and return to stockholders.

      In response to our financial performance during our fiscal quarter ended December 31, 2002, our senior executives offered to voluntarily reduce their salaries by 5% in an effort to reduce the company’s compensation costs. The compensation committee agreed to this reduction, with the expectation that senior executive salaries would be reinstated following the company’s attainment of certain goals. Senior executive salaries were returned to their original levels in June 2003.

      Each executive officer is eligible to receive an incentive bonus at the discretion of the compensation committee based on achievement of satisfactory personal, team and company performance and financial results. In April 2004, the compensation committee approved bonuses of $50,000 to each of Kevin Johnson and David Oppenheimer, $17,000 of which was paid in April 2004, and $33,000 of which is subject to their continued employment through December 2004.

Equity Compensation

      The compensation committee believes that stock options and restricted stock grants motivate our executive officers to maximize long-term stockholder value. Options and restricted stock typically utilize vesting periods and, in some cases, performance-vesting features, in order to encourage our executives to continue in our employ and to perform to the best of their abilities. The compensation committee determines the number of equity-based incentive awards to grant to a particular executive officer based on our business plans, the executive’s level of responsibility, individual performance, historical award data and competitive practices for comparable positions in similar companies. We have never granted stock options to either William Park or Gerardo Capiel, our founders, each of whom has significant holdings of our common stock. Further details regarding grants of equity-based incentives may be found in the tables in this Proxy Statement in the section entitled “EXECUTIVE COMPENSATION.”

Founder Retention Program

      When Messrs. Park and Capiel founded Digital Impact in October 1997, they agreed that their founder shares would vest over a four-year period, creating a significant retention incentive. By September 2001, all of these shares had vested. We have never granted stock options to either of our founders, who both hold key executive positions within the company. In order to create a meaningful retention incentive for these individuals, in January 2002 we implemented a cash-based founder retention program. Under this program, we agreed to pay Mr. Park $100,000 on each of January 1, 2003, 2004 and 2005 and Mr. Capiel $50,000 on each of July 1, 2002, January 1, 2003, and July 1, 2003. We subsequently extended and modified Mr. Capiel’s retention program, providing for annual retention payments of $50,000 beginning July 2004 through 2006. Payments under these programs are contingent upon the executive’s continued service with the company.

Impact of Section 162(m) of the Internal Revenue Code

      As a company with publicly traded securities, we are subject to Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain compensation payments to our executive officers. This section also provides for certain exemptions to the limitations, specifically compensation that is “performance-based” within the meaning of Section 162(m). The compensation committee has generally endeavored to structure our executive compensation plans to achieve deductibility under Section 162(m) with minimal sacrifice in flexibility and objectives. However, deductibility is not the sole factor used in designing and determining appropriate compensation. The compensation committee may, in the future, grant equity-based incentive awards or enter into compensation arrangements that are not deductible under Section 162(m).

Michael Brown
Ruthann Quindlen
Peter Pervere

EXECUTIVE OFFICERS

      The following table sets forth certain information regarding the executive officers of the Company as of May 31, 2004:

Name	Age	Position

William Park	36	President, Chief Executive Officer and Chairman of the Board of Directors
Kevin Akeroyd	36	Senior Vice President, General Manager, Western Region
Gerardo Capiel	35	Chief Technology Officer and Director
Michael Gorman	46	Senior Vice President, Search Marketing
Kevin Johnson	39	Senior Vice President, Products and Marketing
David Oppenheimer	47	Senior Vice President, Finance, Chief Financial Officer and Treasurer
Mark Yesayian	42	Senior Vice President, Agency Services

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      Kevin Akeroyd has served as our Senior Vice President, General Manager, Western Region since March 2003, as Senior Vice President, Global Sales and Channel from October 2002 to March 2003, as Vice President of North America Sales from January 2002 to October 2002 and as Vice President of Western Region Sales from October 2001 to January 2002. Prior to joining Digital Impact, Mr. Akeroyd served as Vice President of Sales and Marketing at Angara E-Commerce Services from July 2000 to September 2001. From June 1999 to July 2000, Mr. Akeroyd served as Vice President of Field Operations at Noosh, Inc., a provider of print management software and services for marketing and business communications. Prior to that, Mr. Akeroyd held several positions with RR Donnelley & Sons, including Global VP of Marketing and Field Operations for the Premedia group. Mr. Akeroyd holds a B.A. in Business Administration from the University of Washington.

      Michael Gorman has served as our Senior Vice President, Search Marketing since March 2004 and before that worked with Digital Impact as a consultant since October 2003. Prior to joining Digital Impact, Mr. Gorman served as a Vice President at A. T. Kearney from 2001 to 2003. He was a co-founder of Mitchell Madison Group, a consulting and private equity firm, from 1994 to 2000, and co-founder of AdExpress Co. , a provider of targeted television advertising, from 1991 to 1992. From 1988 to 1991, Mr. Gorman served as Chief Financial Officer at ESPN.com. Mr. Gorman holds a B.A. in Economics from the University of Chicago and an M.B.A. from Harvard University.

      Kevin Johnson has served as our Senior Vice President, Products and Marketing since February 2003, and as Senior Vice President, Client Services from December 2001 to January 2003. Prior to joining Digital Impact, from November 2000 to November 2001, Mr. Johnson was Senior Vice President of Client Services at Netcentives, a relationship marketing technology and services provider. Mr. Johnson managed all aspects of Netcentives’ email marketing group (formerly Post Communications). Prior to his tenure at Netcentives, from October 1999 to October 2000, Mr. Johnson co-founded and served as CEO of Passporta.com, an e-commerce business providing hard-to-find local specialties from around the world, and spent five years with the Boston Consulting Group, where he provided strategic and operating expertise to leading multinational companies. Mr. Johnson holds a B.A. from the University of California, Berkeley and an M.B.A. from Stanford University.

      David Oppenheimer has served as our Senior Vice President, Finance, Chief Financial Officer and Treasurer since July 1999. From November 1997 to July 1999, Mr. Oppenheimer was Vice President, Finance for Autodesk, Inc., a supplier of design and visual effect software. From January 1995 to November 1997, Mr. Oppenheimer held several positions with Honeywell, Inc., formerly AlliedSignal, Inc., an advanced technology and manufacturing company, including Chief Financial Officer of AlliedSignal Electronic

Materials, Vice President of Finance for AlliedSignal Aerospace Services and Controller of AlliedSignal Engines. From August 1985 to January 1995, Mr. Oppenheimer was employed by United Airlines, most recently as Division Controller. Mr. Oppenheimer holds a B.S. in mechanical engineering from State University of New York, Buffalo and an M.B.A. from the University of California, Berkeley.

      Mark Yesayian has served as our Senior Vice President, Agency Services since April 2004. Prior to joining Digital Impact, from 2001 to April 2004, Mr. Yesayian served as the General Manager and Senior Vice President, Marketing at Digitas Corporation, an interactive marketing agency. From 1999 to 2001, Mr. Yesayian served as the Vice President, Marketing at Digitas Corporation. Mr. Yesayian holds a B.A. in Communication from Michigan State University.

EXECUTIVE COMPENSATION

Summary of Fiscal Year 2004 Executive Compensation

      The following table sets forth for the periods presented compensation paid to, earned by or awarded to our chief executive officer and our four other most highly compensated executive officers for our fiscal year ended March 31, 2004. These officers are referred to as the named executive officers throughout this Proxy Statement. The footnotes to the table provide additional information concerning our compensation and benefit programs.

						Long-Term Compensation

		Annual Compensation				Restricted		Securities
	Fiscal					Stock		Underlying	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)		Awards ($)		Options (#)	Compensation ($)

William Park	2004	$267,552		$200,000	(1)	—		—	—
Chief Executive Officer	2003	243,542		—		—		—	—
	2002	225,000		—		—		—	—
Gerardo Capiel	2004	$194,583		$100,000	(2)	—		—	—
Chief Technology Officer	2003	186,923		50,000	(3)	—		—	—
	2002	198,333		—		—		—	—
David Oppenheimer	2004	$234,260	(4)	$50,000	(5)	—		190,000	—
Sr. Vice President, Finance,	2003	233,042		—		—		—	—
Chief Financial Officer and Treasurer	2002	235,000		—		$273,750	(6)	100,000	—
Kevin Johnson	2004	$202,083	(7)	$50,000	(8)	—		70,000	—
Sr. Vice President,	2003	198,333		—		—		—	—
Products and Marketing	2002	60,513		—		—		337,500	$62,500 (9)
John Ouren	2004	$243,229		$8,969	(10)	—		—	—
Former Sr. Vice President,	2003	206,250		34,250	(11)	—		75,000	—
World Wide Field Operations	2002	200,000		79,830	(12)	$263,250	(13)	250,000	—

(1)	Represents the first two annual payments under our cash-based founder retention program. In December 2002, Mr. Park agreed to delay his first annual payment (originally payable in January 2003) until July 2003, and such payment was contingent upon his continued service through July 2003. The second annual payment was paid in accordance with the program in January 2004. Additional information about our cash-based founder retention program for Mr. Park may be found under the section of this Proxy Statement entitled “REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.”

(2)	Represents the final two payments under our cash-based founder retention program. In December 2002, Mr. Capiel agreed to delay his second semi-annual payment (originally payable in January 2003) until July 2003, and such payment was contingent upon his continued service through July 2003. Mr. Capiel’s third payment was paid in accordance with the program in July 2003. Additional information about our cash-based founder retention program for Mr. Capiel may be found in the section of this Proxy Statement entitled “REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.”

(3)	Represents Mr. Capiel’s first semi-annual payment under our cash-based founder retention program.

(4)	We increased Mr. Oppenheimer’s salary to $250,000 during the fiscal year ended March 31, 2004.

(5)	This amount represents a retention bonus awarded to Mr. Oppenheimer. We paid Mr. Oppenheimer $17,000 of this bonus in April 2004. The remainder of this amount will be paid to Mr. Oppenheimer if he remains in our employ through December 31, 2004.

(6)	In December 2001, Mr. Oppenheimer surrendered 375,000 stock options previously granted to him by the Company. In their place, the Company granted Mr. Oppenheimer 375,000 restricted stock units, all of which have vested as of March 31, 2004. A stock unit is a right to receive one share of our common stock at a fixed date in the future. Because Mr. Oppenheimer holds stock units as opposed to shares of stock, he is unable to sell the underlying shares until he receives them. Mr. Oppenheimer will receive shares in exchange for his stock units on August 1, 2004. Mr. Oppenheimer is not entitled to receive cash dividends on his stock units.

(7)	We increased Mr. Johnson’s salary to $220,000 during our fiscal year ended March 31, 2004.

(8)	This amount represents a retention bonus awarded to Mr. Johnson. We paid Mr. Johnson $17,000 of this bonus in April 2004. The remainder of this amount will be paid to Mr. Johnson if he remains in our employ through December 31, 2004.

(9)	Represents a signing bonus paid to Mr. Johnson upon his commencement of employment with the company.

(10)	Represents commissions earned by Mr. Ouren for his performance in managing our sales and service organization during our fiscal year ended March 31, 2004.

(11)	Represents commissions earned by Mr. Ouren for his performance in managing our professional services organization during our fiscal year ended March 31, 2003.

(12)	Represents commissions earned by Mr. Ouren for his performance in managing our sales organization during our fiscal year ended March 31, 2002.

(13)	In April 2001, the Company granted Mr. Ouren 225,000 shares of restricted stock, all of which have vested as of March 31, 2004.

Fiscal Year 2004 Stock Option Grants

      The following tables set forth certain information regarding stock options granted to, exercised by and held by the named executive officers.

Option Grants in Last Fiscal Year

		Individual Grants			Potential Realizable
					Value at Assumed Annual
	Number of	Percentage of			Rates of Stock Price
	Shares	Total Options			Appreciation for Option
	Underlying	Granted to	Exercise		Term(2)
	Options	Employees in	Price Per	Expiration
Name	Granted	Fiscal Year(1)	Share	Date	5%	10%

William Park	—	—	—	—	—	—
Gerardo Capiel	—	—	—	—	—	—
David Oppenheimer	150,000 (3)	4.4%	$2.69	11/06/13	$253,759	$643,075
	40,000 (4)	1.2%	2.42	07/28/13	60,877	154,274
Kevin Johnson	50,000 (3)	1.5%	2.69	11/06/13	84,586	214,358
	20,000 (4)	0.6%	2.42	07/28/13	30,438	77,137
John Ouren	—	—	—	—	—	—

(1)	The percentages in the table above are based on a total of 3,387,716 options granted to employees during our fiscal year ended March 31, 2004. The options in the table were granted under our 1998 stock plan with exercise prices equal to the fair market value of the underlying common stock on the date of grant.

(2)	These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

(3)	Options vest in 48 equal monthly installments.

(4)	Options vest 25% on the first anniversary of the date of grant and thereafter in 36 equal monthly installments.

Aggregate Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at March 31, 2004		March 31, 2004(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William Park	—	—	—	—	—	—
Gerardo Capiel	—	—	—	—	—	—
David Oppenheimer	83,750	$174,393	20,227	186,023	$14,759	$25,079
Kevin Johnson	75,000	164,110	168,228	164,272	313,358	192,417
John Ouren	117,330	205,709	80,213	114,957	82,041	137,222

(1)	Based on the closing price of our common stock on the last trading day of our fiscal year ended March 31, 2004 ($2.64).

Equity Compensation Plan Information

      We maintain the 1998 Stock Plan (the employee plan), the 1999 Director Equity Plan (the director plan) and the 1999 Employee Stock Purchase Plan (the ESPP), pursuant to which we may grant equity awards to eligible persons. The following table sets forth aggregate information regarding the shares of our common stock that may be issued under these plans as of March 31, 2004.

Number of Securities Remaining
			Weighted-	Available for Future Issuance
	Number of Securities		Average Exercise	Under Equity Compensation
	to be Issued Upon		Price of	Plans (Excluding Securities to
	Exercise of		Outstanding	be Issued Upon Exercise of
Plan Category	Outstanding Options		Options	Outstanding Options)

Equity compensation plans approved by stockholders	7,312,144		$2.76	5,592,658(1	)(2)
Equity compensation plans not approved by stockholders	None	(3)(4)

(1)	The employee plan incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares reserved for issuance under the plan will increase by a number of shares equal to the lesser of 1,500,000 shares, 5% of our outstanding shares or an amount determined by our board of directors. The director plan incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares reserved for issuance under the plan will increase by a number of shares equal to the lesser of 250,000 shares or an amount determined by our board of directors. The ESPP incorporates an evergreen formula pursuant to which on September 16 of each year, the aggregate number of shares reserved for issuance under the plan will increase by a number of shares equal to the lesser of 700,000 shares, 2% of our outstanding shares or an amount determined by our board of directors.

(2)	Of these shares, 3,507,971 shares remain available for grant under the employee plan, 1,370,000 shares remain available for grant under the director plan and 714,687 shares remain available for purchase under the ESPP.

(3)	In our acquisition of MineShare, Inc. in July 2000, we assumed options to purchase common stock under the MineShare, Inc. 1997 Stock Plan. As of March 31, 2004, options to purchase 10,750 shares of our common stock were outstanding under this plan having a weighted average exercise price of $3.55 per share. The Company has determined that no further awards will be made under this plan. Statistics regarding the assumed options are not included in the table above.

(4)	All of our equity compensation plans under which we may grant awards have been approved by our stockholders.

Change in Control Arrangements

      Each of our named executive officers is a party to a retention agreement with us providing for certain benefits in the event that his employment terminates involuntarily within nine months following a change in control. These benefits include (i) a severance payment equal to six months’ salary, (ii) one year’s vesting credit for equity-based incentive awards and (iii) six months’ paid group health benefits. A change in control is defined to include, among other things, the acquisition of 50% of our common stock or voting power and our liquidation or dissolution.

      David Oppenheimer is party to an employment agreement dated July 29, 1999. If, within twelve months after we undergo a change in control, Mr. Oppenheimer’s employment is terminated without cause or he terminates his employment as a result of a reduction in his compensation, a change in his responsibilities or refusal of the successor company to assume our responsibilities under his employment agreement, 50% of his unvested equity-based incentive awards will become vested as of the date of his termination of employment. Under Mr. Oppenheimer’s employment agreement, a change in control is defined as a merger or reorganization in which we are not the surviving corporation, our transfer of all or substantially all of our assets, our liquidation or dissolution, or if any person becomes the beneficial owner of 50% or more of our voting stock.

Compensation Committee Interlocks and Insider Participation

      None of the members of our compensation committee is an officer or employee of the company. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

Indebtedness of Management

      In January 2002, we loaned $300,000 to William Park, our Chief Executive Officer. Mr. Park repaid this loan in its entirety in April 2004. The loan was to mature on February 1, 2005. Interest, compounded annually on February 1 of each year and was to be paid in full upon maturity, accrued at the rate of 2.74%. The largest aggregate amount of indebtedness outstanding under the loan to Mr. Park at any time during our fiscal year ended March 31, 2004 was $264,024.

PERFORMANCE GRAPH

      The following graph compares the cumulative total return to our stockholders, the Nasdaq Composite Index and the Amex Inter@ctive Week Internet Index. The graph assumes that $100 was invested in our common stock and in each index at the closing prices on November 23, 1999, the date of our initial public offering, and assumes the reinvestment of dividends. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Total Return to Stockholders

STOCKHOLDER PROPOSALS

      Stockholders may submit proper proposals for inclusion in our Proxy Statement and for consideration at our 2005 annual meeting by submitting their proposals in writing to our Secretary in a timely manner. In order to be included in our Proxy Statement for our 2005 annual meeting, stockholder proposals must be received by our Secretary no later than February 25, 2005. Proposals received after that date will not be eligible for inclusion in our Proxy Statement for our 2005 annual meeting.

      In accordance with the advance notice provisions set forth in our bylaws, proposals submitted after February 25, 2005, but on or before May 2, 2005, may be eligible for consideration at our 2005 annual meeting, but will not be eligible for inclusion in the Proxy Statement for that meeting. Any proposal received after May 2, 2005 will be considered untimely for our 2005 annual meeting. A copy of the full text of the bylaw provision described above may be obtained by writing to our Secretary.

      In all cases, proposals for our 2005 annual meeting must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to Digital Impact, Inc., 177 Bovet Road, Suite 200, San Mateo, California, 94402, Attention: Secretary.

      The board of directors knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders that are likely to be brought before the 2004 annual meeting. However, if any other matter properly comes before the 2004 annual meeting or any adjournment or postponement thereof, the attached proxy card grants the proxy holders discretionary authority to vote on that matter.

By Order of the Board of Directors,

KENNETH HIRSCHMAN
Vice President, General Counsel and Secretary

Appendix A

DIGITAL IMPACT, INC.

AUDIT COMMITTEE CHARTER

Mission Statement

      On behalf of the Board, the audit committee’s function is to oversee the quality and integrity of the accounting, auditing and reporting practices of the Company, and such other duties as directed by the Board. The Committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements.

General Responsibilities

      The Committee has sole authority over the appointment, retention and replacement of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the “Auditor”) and is directly responsible for the compensation and oversight of the Auditor. In addition, the Committee shall pre-approve all audit and all permitted, non-audit services provided by the Auditor. The Committee may delegate to one or more designated members of the Committee who are independent directors of the Board, the authority to grant pre-approvals required by the previous sentence. The decisions of any member(s) to whom authority is delegated to pre-approve an activity shall be presented to the full Committee at each of its scheduled meetings.

Membership

      The membership of the Committee shall consist of at least three (3) directors. Each member (i) shall meet the independence and experience requirements of the listing standards of the Nasdaq Stock Market and applicable laws and regulations; (ii) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement; and (iii) not receive any payments from the Company other than for board or committee service, consistent with applicable law (including Nasdaq rules). Each member shall also be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. At least one (1) member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities (a “financial expert” as described in the next sentence shall satisfy this requirement). The Committee shall generally maintain as a member at least one “financial expert” as determined in accordance with applicable law (including SEC and Nasdaq rules). The Board will appoint the chairperson of the Committee.

Operations

      The Committee will meet at least once every quarter. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee will be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice and quorum and voting requirements as are applicable to the Board.

Communications/ Reporting

      The Auditor shall report directly to the Committee. The Committee is expected to maintain free and open communication with the Auditor, the Company’s internal auditors (if any) and the Company’s management. The communication will include periodic separate sessions with each of these parties. The Committee chairperson shall report on Committee activities to the full Board.

Authority

      The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the board of directors, for payment of compensation to the Auditor and to any advisors employed by the Committee under the previous sentence, and for the payment of other administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Complaints

      The Committee shall establish procedures for:

•	The receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters.

•	The confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

Related Party Transactions

      The Committee shall review and approve all related-party transactions for which Audit Committee approval is required by applicable law (including Nasdaq rules) or required to be disclosed in the Company’s financial statements or SEC filings.

Specific Roles and Responsibilities

Internal Control

•	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities

•	Focus on the extent to which the Auditor reviews computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown

•	Gain an understanding of whether internal control recommendations made by the Auditor has been implemented by management

•	Ensure that the Auditor keeps the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters

Financial Reporting

General

•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements

•	Ask management and the auditors about significant risks and exposures and the plans to minimize such risks

Annual Financial Statements

•	Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members; assess whether the financial statements reflect appropriate accounting principles

•	Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures

•	Focus on judgmental areas such as those involving valuation of assets and liabilities and other commitments and contingencies

•	Meet with management and the Auditor separately to review the financial statements and the results of the audit

•	Consider management’s handling of proposed audit adjustments identified by the Auditor

•	Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members’ knowledge about the company and its operations

•	Ensure that the Auditor communicates certain required matters to the committee, including:

•	All critical accounting policies and practices to be used

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditor

•	Other material written communications between the Auditor and the management of the Company, such as any management letter or schedule of unadjusted differences

Interim Financial Statements

•	Be briefed on how management develops and summarizes quarterly financial information

•	Meet with management and the Auditor, either telephonically or in person, to review the interim financial statements and the results of the review (this may be done by the committee chairperson or the entire committee)

•	To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the Auditor on whether:

•	Actual financial results for the quarter or interim period varied significantly from budgeted or projected results

•	Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company’s operations and financing practices

•	Generally accepted accounting principles have been consistently applied

•	There are any actual or proposed changes in accounting or financial reporting practices

•	There are any significant or unusual events or transactions

•	The company’s financial and operating controls are functioning effectively

•	The company has complied with the terms of loan agreements or security indentures

•	The interim financial statements contain adequate and appropriate disclosures

•	Ensure that the Auditor communicates certain required matters to the committee

Compliance with Blue Ribbon Recommendations

•	Have this charter approved by the full Board and reviewed and reassessed on a periodic basis

•	Include a copy of this charter as an appendix to the company’s proxy statement at least once every three years and ensure disclosure will be given in the proxy statement each year as to whether the audit committee members are independent and by which definition

•	Understand that the audit committee has ultimate responsibility for selecting, evaluating and replacing the Auditor

•	Take appropriate action in response to the Auditor’s report to ensure the independence of the Auditor and discuss with the Auditor and approve of all non-audit relationships or services provided by the Auditor so to avoid the impairment of the Auditor’s independence and objectivity

•	Discuss with the Auditor his/her judgments about the quality of the company’s accounting principles as applied in its financial reporting

•	Include a letter from the audit committee in the company’s annual report to shareholders and Form 10-K annual report disclosing all matters required to be disclosed pursuant to applicable law (including Nasdaq rules)

•	Discuss with the Auditor the results of the Statement of Auditing Standards No. 71 review prior to the filing of the Form 10-Q each quarter and preferably prior to any public announcement of financial results

Compliance with Laws and Regulations

•	Review the effectiveness of the system for monitoring compliance with laws and regulations, and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities

•	Periodically obtain updates from management, general counsel and tax director regarding compliance

•	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements

•	Review the findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission

Compliance with Code of Conduct

•	Ensure that a code of conduct is formalized in writing and that all employees are aware of it

•	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices

•	Review the program for monitoring compliance with the code of conduct

•	Periodically obtain updates from management and general counsel regarding compliance

Audit

•	Review the Auditor’s proposed audit scope and approach

•	Review the performance of the Auditor and confirm the appointment or discharge of the Auditor

•	Review and confirm the independence of the Auditor

•	Review and approve any non-audit services provided by the Auditor prior to the commencement of such services; assess whether such services will bear on the independence of the Auditor, in accordance with professional standards

Other Responsibilities

•	Meet with the Auditor and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately

•	Ensure that significant findings and recommendations made by the Auditor are received and discussed on a timely basis

•	Review, with the company’s counsel or counsel hired by the committee, any legal matters that could have a significant impact on the company’s financial statements

•	Review the policies and procedures in effect for considering officers’ expenses and perquisites

•	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist

•	Perform other oversight functions as requested by the full board

•	Review and update this charter and receive approval of changes from the board

Reporting Responsibilities

•	Regularly update the board of directors about committee activities and make appropriate recommendations

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominee.
		For	Withhold
	01 — Edward J. Spiegel	☐	☐

B	Proposal

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	The ratification of the reappointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending March 31, 2005.	☐	☐	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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1 U P X          H H H          P P P P          003672

Proxy — Digital Impact, Inc.

Meeting Details

Address: Crowne Plaza Hotel, 1221 Chess Drive, Foster City, California
Proxy Solicited by Board of Directors for Annual Meeting — July 29, 2004 at 1:00 p.m. local time

David Oppenheimer, Kenneth Hirschman, or either of them, each with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Digital Impact, Inc. to be held on July 29, 2004 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the listed nominee for director and FOR Issue 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)